UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2008

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14049	06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue
Norwalk, Connecticut	06851
(Address of Principal Executive Office)	(Zip Code)

(203) 845-5200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2008 Annual Meeting of Stockholders of IMS Health Incorporated (the “Company”) held on May 2, 2008, stockholders of the Company reapproved the business criteria used in setting performance objectives for performance-based awards under its Executive Annual Incentive Plan. Reapproval of such business criteria is one of the requirements for performance-based awards to certain named executive officers to qualify for full tax deductibility under Section 162(m) of the Internal Revenue Code.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2008 Annual Meeting of Stockholders of the Company, the stockholders also approved an amendment to Article Seventh and Article Ninth of the Company’s Restated Certificate of Incorporation to provide for the phased elimination of the Company’s classified board of directors. The Certificate of Amendment of Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Form 8-K.

In order to fully effectuate the elimination of the classified board structure, the Company amended the Company’s By-laws by deleting references to the classified board structure contained in Article II Section 1 and Article II Section 4. The effective date of the amendment to the Company’s By-laws was May 8, 2008. The Amended and Restated By-laws are attached as Exhibit 3.2 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation
3.2	Fourth Amended and Restated By-laws of IMS Health Incorporated dated May 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Incorporated.

Date: May 8, 2008	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation
3.2	Fourth Amended and Restated By-laws of IMS Health Incorporated dated May 8, 2008